                                                                     Exhibit 1.2

                              KONGZHONG CORPORATION
                            35TH FLOOR, TENGDA PLAZA
                           NO. 168 XIZHIMENWAI STREET
                              BEIJING, CHINA 100044

                                                                  August 31,2006

Dear Shareholder:

     You are cordially invited to attend the 2006 Annual General Meeting of Shareholders of KongZhong Corporation. We will hold the meeting on October 12, 2006 at 2 p.m., Beijing time, at our offices on the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China. We hope that you will be able to attend.

     Enclosed you will find a notice setting forth the business expected to come before the Annual General Meeting, our Proxy Statement, a form of proxy card and a copy of our 2005 Annual Report. At this year's Annual General Meeting, the agenda includes proposals to re-elect one Director, adopt a new equity incentive plan and reappoint our independent auditors for the 2006 fiscal year.

     Our Board of Directors has decided that each of the proposals is in the best interests of the Company and its shareholders and therefore recommends that you vote FOR each of these proposals.

     Your vote is very important to us. Whether or not you plan to attend the Annual General Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. Submitting the proxy before the Annual General Meeting will not preclude you from voting in person at the Annual General Meeting should you decide to attend.

Sincerely,

/s/ Yunfan Zhou
-----------------------
Yunfan Zhou
Chief Executive Officer
Beijing, China

                             KONGZHONG CORPORATION
                            35TH FLOOR, TENGDA PLAZA
                           NO. 168 XIZHIMENWAI STREET
                             BEIJING, CHINA 100044

             NOTICE OF 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                                                 August 31, 2006

     The 2006 Annual General Meeting of Shareholders of KongZong Corporation will be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China, on October 12, 2006, at 2 p.m., Beijing time, for the following purposes:

     1. To consider and vote upon the nomination of incumbent independent Director Hanhui Sun for a new three-year term;

     2. To consider and vote upon the adoption of the 2006 KongZhong Equity Incentive Plan and authorize the issuance of 40,000,000 ordinary shares pursuant to the plan;

     3. To consider and vote upon the reappointment of Deloitte Touche Tohmatsu as our independent auditors for the 2006 fiscal year; and

     4. To transact such other business as may properly come before the Annual General Meeting.

     Additional information regarding the matters to be acted on at the Annual General Meeting can be found in the accompanying Proxy Statement.

     All holders of record of the Company's ordinary shares (but not holders of American Depositary Shares) as of August 23, 2006, will be entitled to attend and vote at the Annual General Meeting.

     This notice of 2006 Annual General Meeting of Shareholders, the Proxy Statement and a copy of the Company's 2005 Annual Report are also available through our website at http://ir.kongzhong.com.

                                             By Order of the Board of Directors,

                                             /s/ Yunfan Zhou
                                             -----------------------------------
                                             Yunfan Zhou
                                             Chief Executive Officer
                                             Beijing, China

SHAREHOLDERS: PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO IT IS RECEIVED NO LATER THAN OCTOBER 11, 2006,10 A.M., BEIJING TIME.

                             KONGZHONG CORPORATION
                            35TH FLOOR, TENGDA PLAZA
                           NO. 168 XIZHIMENWAI STREET
                             BEIJING, CHINA 100044

                                PROXY STATEMENT

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                OCTOBER 12, 2006

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of KongZhong Corporation, a company incorporated under the laws of the Cayman Islands (the "Company"), to be used at our 2006 Annual General Meeting of Shareholders (the "Annual General Meeting") to be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China, on October 12, 2006, at 2 p.m., Beijing time, and at any adjournments or postponements of the Annual General Meeting.

     The Board of Directors has established August 23, 2006 (the "Shareholders Record Date") as the date used to determine those record holders of the Company's ordinary shares to whom the notice of 2006 Annual General Meeting will be sent. The Board of Directors has established August 23, 2006 (the "ADS Holders Record Date") as the date used to determine those record holders of the Company's ADSs to whom the notice of 2006 Annual General Meeting will be sent. If you properly cast your vote by executing and returning the enclosed proxy card (and, in the case of shareholders, if your proxy is not subsequently revoked), your vote will be voted in accordance with your instructions. If you execute and return the enclosed proxy card but do not give instructions as to how to vote, your proxy will be voted FOR each proposal described in this Proxy Statement and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual General Meeting.

     A shareholder executing a proxy may revoke it before it is exercised by giving written notice revoking the proxy to our Secretary, by subsequently filing another proxy bearing a later date or by attending the Annual General Meeting and voting in person. A vote cast in accordance with the instructions of a proxy shall be valid notwithstanding (i) the death or unsoundness of mind, subsequent to the execution of the proxy but prior to the Annual General Meeting, of the shareholder who executes the proxy, or (ii) revocation of the proxy, if no written instrument setting forth such death, insanity or revocation shall have been received by the Company at its office as specified in the Notice of 2006 Annual General Meeting of Shareholders no later than one hour prior to the commencement of the Annual General Meeting or of any adjournments or postponements of the Annual General Meeting. Attending the Annual General Meeting without further action will not automatically revoke your proxy.

QUORUM AND VOTING REQUIREMENTS

     Two shareholders present in person or by proxy and holding shares representing in the aggregate no less than 33 1/3% of the outstanding voting shares will constitute a quorum for the transaction of business at the Annual General Meeting.

     The affirmative vote of two-thirds of the outstanding voting shares present in person or by proxy is required to approve Special Resolutions. The affirmative vote of a majority of the outstanding voting shares present in person or by proxy is required to approve all other proposals.

EXPENSES OF SOLICITATION

     We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual General Meeting. We will reimburse the depositary bank for our ADSs, Citibank, N.A., for costs incurred by it in mailing proxy materials to ADS holders in accordance with our Deposit Agreement.

ANNUAL REPORT

     A copy of our 2005 Annual Report is enclosed. Our 2005 Annual Report is also available through our website at http://.ir.kongzhong.com. Our Annual Report does not constitute proxy soliciting material.

                                    PROPOSALS

PROPOSAL NO. 1: ORDINARY RESOLUTION TO RE-ELECT HANHUI SUN AS INDEPENDENT
DIRECTOR

     Our Board consists of five directors, each serving a three-year term. The terms of the directors are staggered. Only one director's term expires at this year's Annual General Meeting of Shareholders. The Board has nominated the incumbent, independent Director Hanhui Sun, for a new term to expire at the 2009 Annual General Meeting of Shareholders.

     Hanhui Sun, 33, has been an independent director of the Company since July 2005, when he replaced Fan Zhang, who resigned. He was elected to a one-year term at the 2005 Annual General Meeting of Shareholders on September 6, 2005. Mr. Sun is R&D group financial controller of Microsoft (China). He was a deputy general manager of the Associated Container Business of Maersk (China) Shipping from 2005 to 2006 and the financial controller of SouFun.com, a real estate portal in China, from 2004 to 2005. From 1995 to 2004, he worked in KPMG's auditing practice, including eight years at KPMG in Beijing, China, where he was an audit senior manager, and two years at KPMG in Los Angeles, U.S. Mr. Sun earned a bachelor's degree in business administration from the Beijing Institute of Technology in 1993. He is a certified public accountant in China. Mr. Sun is a member of the Audit Committee. The Board has determined that he is an "Audit Committee financial expert" within the meaning of the U.S. securities laws.

     The Board recommends a vote FOR the re-election of Hanhui Sun.

PROPOSAL NO. 2: ORDINARY RESOLUTION TO ADOPT THE 2006 KONGZHONG EQUITY INCENTIVE PLAN

     The Board believes that providing independent directors and key executive officers, employees and external consultants with the opportunity to acquire equity in the Company is an incentive to outstanding performance as well as an effective recruitment and retention tool. The Company's existing equity incentive plan, the KongZhong Corporation 2002 Equity Incentive Plan (the "Original Plan"), was adopted by the shareholders on June 6, 2002. The Original Plan provides for grants of incentive share options and non-qualified options. The Board proposes to adopt the 2006 KongZhong Equity Incentive Plan (the "2006 Plan") in order to provide the Company with the additional choice of making incentive grants of restricted share units, such grants being simpler to administer than share option grants. The Board proposes to keep the Original Plan in place with respect to incentive grants that have already been awarded while granting new awards pursuant to the 2006 Plan. The Board proposes that 40,000,000 ordinary shares be authorized for issuance under the 2006 Plan, and further proposes that the proper officers of the Company be authorized, empowered and directed to transfer to the 2006 Plan such shares that have already been registered with the U.S. Securities and Exchange Commission on a Form S-8 pursuant to the Original Plan, but with respect to which no awards have yet been granted or awards have expired or otherwise been forfeited.

     The Board recommends a vote FOR adopting the 2006 KongZhong Corporation Equity Incentive Plan and authorizing the issuance of 40,000,000 ordinary shares under the plan.

PROPOSAL NO. 3. ORDINARY RESOLUTION TO REAPPOINT OUR INDEPENDENT AUDITORS

      The Board proposes that Deloitte Touche Tohmatsu be reappointed as the Company's independent auditors for the fiscal year 2006, to hold office until the 2007 Annual General Meeting.

      If the appointment of Deloitte Touche Tohmatsu is not approved by the shareholders, Deloitte Touche Tohmatsu will nevertheless remain the Company's independent auditor until another independent auditor is appointed by the shareholders or until it resigns from such position.

      AUDIT FEES

      The table below summarizes the fees that the Company paid or accrued for services provided by Deloitte Touche Tohmatsu for the years ended December 31, 2004 and 2005.

                                                            2004         2005
                                                         ----------   ----------
                                                            (IN U.S. DOLLARS)
Audit Fees..........................................     $  100,000   $  200,000
Audit Related Fees .................................            549        1,542
Total ..............................................     $  100,549   $  201,542
                                                         ==========   ==========

      The Board of Directors recommends a vote FOR appointing Deloitte Touche Tohmatsu as the Company's independent auditors for the fiscal year 2006, to hold office until the next Annual General Meeting.

                                 OTHER MATTERS

      At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual General Meeting. If other matters properly come before the Annual General Meeting, the persons named in the accompanying form of proxy card will vote in accordance with their best judgment with respect to such matters.

                                    By Order of the Board of Directors,

                                    /s/ Yunfan Zhou
                                    --------------------------------------------
                                    Yunfan Zhou
                                    Chief Executive Officer

Beijing, China